UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 17, 2020

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1706 S. Midkiff Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Resignation

On December 17, 2020, David Sledge and ProPetro Holding Corp. (the “Company” or “ProPetro”) entered into a Separation Agreement and Release (the “Separation Agreement”) pursuant to which Mr. Sledge will cease to serve as the Chief Operating Officer of the Company, effective December 31, 2020 (the “Separation Date”). Pursuant to the Separation Agreement, Mr. Sledge (i) acknowledged his resignation from employment with the Company as of the Separation Date; (ii) agreed to a four-year non-competition agreement and a two-year non-solicitation agreement, in each case, in addition to those restrictive covenants set forth in the Employment Agreement by and between Mr. Sledge and the Company dated April 17, 2013, as amended by that certain letter agreement between Mr. Sledge and the Company dated April 9, 2020, and in the award agreements documenting Mr. Sledge’s equity awards under the ProPetro Holding Corp. 2017 Incentive Award Plan (the “Incentive Plan”), which in combination, extend Mr. Sledge’s total non-competition and non-solicitation period to five years following the Separation Date; and (iii) executed a release of claims in favor of the Company.

Further, pursuant to the Separation Agreement, the Company will pay for the reasonable attorneys’ fees incurred by Mr. Sledge in connection with the review of the Separation Agreement and will provide Mr. Sledge with the following severance payments and benefits following the Separation Date, subject to his execution and non-revocation of a confirming release of claims in favor of the Company and his compliance with the terms of the Separation Agreement, including the restrictive covenants set forth therein:

•	the value of all earned but unpaid base salary and accrued but unused vacation as of the Separation Date;
•	cash severance equal to $1,015,000, less applicable taxes and other withholdings, payable in substantially equal installments in accordance with the Company’s normal payroll practices during the period beginning on the expiration of the confirming release revocation period and ending on the first anniversary of the Separation Date (the “Payment Period”);
•	satisfaction of the service requirement for his annual bonus under the Amended and Restated ProPetro Holding Corp. Executive Incentive Bonus Plan (the “Bonus Plan”) for the 2020 calendar year, such that Mr. Sledge’s 2020 bonus, if any, will be based on actual performance for the 2020 calendar year and be paid out at the time that such bonuses are paid to other participants in the Bonus Plan;
•	reimbursement for the difference between the cost of continuation coverage for Mr. Sledge, his spouse and eligible dependents, if any, under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and the employee contribution amount that current employees of the Company pay to elect the same or similar coverage under such group health plans, less applicable taxes and withholdings, for the 18 month-period following the Separation Date, or, if earlier, the date that Mr. Sledge ceases to be eligible for COBRA coverage or becomes covered under the group health plan of another employer;
•	accelerated vesting as of the Separation Date of the 30,034 restricted stock units granted to Mr. Sledge under the Incentive Plan that remain outstanding as of the Separation Date and are scheduled to vest during the Payment Period in accordance with the terms of the applicable award agreements governing such awards;
•	satisfaction of the service requirement for the 26,012 target performance restricted stock units (“PSUs”) originally granted to Mr. Sledge on April 18, 2018 under the Incentive Plan, such that such PSUs will remain outstanding and eligible to vest based on the Company’s actual performance over the relevant performance period and such vested PSUs, if any, will be settled at the time originally specified in the applicable award agreement;
•	accelerated vesting as of the Separation Date of the 29,997 stock options granted to Mr. Sledge on March 16, 2017 under the Incentive Plan that remain outstanding as of the Separation Date and are scheduled to vest during the Payment Period in accordance with the terms of the applicable award agreement governing such award; and
•	an extension of the exercise period applicable to the stock options granted to Mr. Sledge under the Stock Option Plan of ProPetro Holding Corp. and the Incentive Plan that are vested and outstanding as of the Separation Date, including those that become vested pursuant to the terms of the Separation Agreement, (the “Vested Options”) such that the Vested Options will remain exercisable until June 14, 2023.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Chief Operating Officer Appointment

On December 17, 2020, Adam Muñoz, currently employed as Senior Vice President of Operations of the Company, was appointed as Chief Operating Officer of the Company, effective January 1, 2021.

Adam Muñoz has served as the Company’s Senior Vice President of Operations since March 2020. Mr. Muñoz joined the Company in 2010 to initiate the Company’s Permian pressure pumping operation. Prior to joining the Company, Mr. Muñoz held sales and operations roles at Frac Tech Services and Weatherford International. Since joining the Company, Mr. Muñoz has served as the Director of Business Development and Technical Services where he was responsible for overseeing the growth of the hydraulic fracturing operations as well as managing the department’s day-to-day technical services. Prior to serving as Senior Vice President of Operations, Mr. Muñoz served as the Vice President of Frac Services where his duties included leading the hydraulic fracturing division through specific efforts to increase operational efficiencies and maximize financial productivity. Mr. Muñoz received a Bachelor of Business Marketing from the University of Texas at the Permian Basin.

There are no arrangements or understandings between Mr. Muñoz and any other persons pursuant to which he was selected to serve as the Company’s Chief Operating Officer. Information regarding Mr. Muñoz required by Item 404(a) of Regulation S-K was previously disclosed in the Company’s proxy statement filed on September 8, 2020 and is incorporated by reference herein.

Director Appointment

On December 17, 2020, the Board of Directors of the Company (the “Board”) appointed G. Larry Lawrence to the Board as a director. The Board determined that Mr. Lawrence meets the independence requirements under the rules of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that there are no transactions between the Company and Mr. Lawrence that would require disclosure under Item 404(a) of Regulation S-K. There are no understandings or arrangements between Mr. Lawrence and any other person pursuant to which Mr. Lawrence was selected to serve as a director of the Board.

Mr. Lawrence will receive the standard non-employee director compensation for his service on the Board as provided in the Company’s Amended and Restated Non-Employee Director Compensation Policy, which is filed as Exhibit 10.53 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

In connection with Mr. Lawrence’s appointment to the Board, the Company entered into an Indemnification Agreement with Mr. Lawrence (the “Indemnification Agreement”) pursuant to which the Company will be required to indemnify Mr. Lawrence to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company and to advance him expenses incurred as a result of any proceeding against him to which he could be indemnified.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 21, 2020, the Company issued a press release announcing the officer transition discussed herein. A copy of the press release is furnished as Exhibit 99.1 hereto.

On December 21, 2020, the Company issued a press release announcing the appointment of Mr. Lawrence as a director. A copy of the press release is furnished as Exhibit 99.2 hereto.

The information furnished with this report, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Annual Meeting of Stockholders

The Board has established Monday, May 17, 2021 as the date for the 2021 Annual Meeting of Stockholders of the Company (the “2021 Annual Meeting”), to be held at a time and location to be specified in the Company’s proxy statement for the 2021 Annual Meeting, to be filed prior to the 2020 Annual Meeting with the U.S. Securities and Exchange Commission (the “SEC”). The Board also established the close of business on March 22, 2021 as the record date for the determination of stockholders entitled to receive notice of and to vote at the 2021 Annual Meeting.

Stockholder Proposals and Nomination of Directors

Because the 2021 Annual Meeting will be held more than 30 days from the anniversary date of the Company’s last annual meeting of stockholders on October 22, 2020, pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act, the Company may set a deadline for receipt of Rule 14a-8 stockholder proposals that is a reasonable time before the Company plans to print and send its proxy materials.

Stockholders who wish to have a proposal considered for inclusion in the Company’s proxy statement for the 2021 Annual Meeting must ensure that their proposal is received by the Secretary of the Company at 1706 S. Midkiff, Midland, Texas 79701 no later than December 31, 2020, which the Company has determined is a reasonable time before the Company begins to print and mail its proxy materials. Such stockholder proposals must also comply with the other requirements of Rule 14a-8 of the Exchange Act in order to be eligible for inclusion in the Company’s proxy statement for the 2021 Annual Meeting. The December 31, 2020 deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) under the Exchange Act.

In addition, in accordance with the Company’s amended and restated bylaws (the “Bylaws”), stockholders who wish to bring business before the 2021 Annual Meeting outside of Rule 14a-8 or to nominate a person for election to the Board at the 2021 Annual Meeting must ensure that written notice (including the questionnaire, representation, agreement and all other information required by the Bylaws) of such proposal or nomination is received by the Secretary of the Company at the address specified above no later than the close of business on February 16, 2021. Any such notice must also comply with the requirements of Delaware law, the rules and regulations promulgated by the SEC and the Bylaws, as applicable.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and Release, dated December 17, 2020, by and between David Sledge and ProPetro Holding Corp.
10.2	Form of Indemnification Agreement for Officers and Directors of ProPetro Holding Corp. (incorporated by reference to Exhibit 10.33 to ProPetro Holding Corp.’s Annual Report on Form 10-K for the year ended December 31, 2018).
99.1	Press release announcing officer transition, dated December 21, 2020.
99.2	Press release announcing director appointment, dated December 21, 2020.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: December 21, 2020	By:	/s/ Phillip A. Gobe
Phillip A. Gobe
Chief Executive Officer

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